Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), is made as of April 20, 2007 by and between Depomed, Inc., a California corporation, with its principal executive offices located at 1360 O’Brien Drive, Menlo Park, California 94025 (the “Company”), and _____________ (the “Investor”).

RECITALS

A.                 The Company and the Investor desire to enter into this transaction to purchase and sell the securities set forth herein pursuant to a currently effective shelf registration statement on Form S-3, which has at least $70,000,000 in unallocated securities registered thereunder (Registration Number 333-130510) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Act”), by the United States Securities and Exchange Commission (the “Commission”).

B.                 The Investor wishes to purchase from the Company, and the Company wishes to sell to the Investor, upon the terms and conditions stated in this Agreement, ___________ shares of common stock, no par value per share, of the Company (the “Common Stock”), at a purchase price of $3.775 per share.

NOW, THEREFORE, the Company and the Investor hereby agree as follows:

AGREEMENT

1.             As of the Closing (as defined below) and subject to the terms and conditions hereof, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor __________ shares of common stock, no par value (the “Shares”), of the Company for a purchase price of $3.775 per share, or an aggregate purchase price of $___________ (the “Purchase Price”).

2.             The completion of the purchase and sale of the Shares shall occur at a closing (the “Closing”) which is expected to occur at or about 9:00 a.m., San Francisco time, on April 23, 2007 (unless another time or date shall be agreed upon by the Company and the Investor).  At the Closing, (i) the Investor shall pay its Purchase Price to the Company for the Shares to be issued and sold to such Investor at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) unless otherwise requested by the Investor and agreed to by the Company, the Shares purchased by the Investor will be delivered by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth below, and will be released by Continental Stock Transfer and Trust Company, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing.  After the execution of this Agreement by the Investor, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares are maintained to set up a deposit/withdrawal at custodian

(“DWAC”) instructing the Transfer Agent to credit such account or accounts with the Shares.  The Shares shall be free of restrictive legends.

3.             The offering and sale of the Shares are being made pursuant to the Registration Statement and the Prospectus (as such terms are defined below).  The Investor acknowledges that the Company intends to enter into agreements in substantially the same form of this Agreement (and at a price per share no less than the price per share to be paid by the Investor pursuant to this Agreement) on or about the date hereof with certain other investors and intends to offer and sell (the “Offering”) up to a total of 5,300,000 shares of its common stock pursuant to the Registration Statement and the Prospectus in the Offering.

4.             The Company has delivered to the Investor and shall file with the Commission a prospectus and prospectus supplement (collectively the “Prospectus”), which form a part of the Registration Statement, reflecting the offering of the Shares in conformity with the Act, including Rule 424(b) thereunder.  The Investor agrees that such Prospectus may be delivered to it in electronic form.

5.             The Company hereby makes the following representations, warranties and covenants to the Investor:

(a)           The Company is an entity duly incorporated, validly existing and in good standing under the laws of the state of California, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation of any of the provisions of its articles of incorporation or bylaws, except where such violation would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company as set forth in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Closing date) or materially impair the Company’s ability to perform its obligations under this Agreement (a “Material Adverse Effect”).  For purposes of this Agreement, (i) “Subsidiary” means any Person organized in the United States in which the Company directly or indirectly owns 50% or more of the capital stock or holds 50% or more of the equity or similar interest and (ii) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.  The Company has no Subsidiaries.

(b)           The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its board of directors or its shareholders.  This Agreement has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(c)           The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation or bylaws, (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected except in each case of clause (ii) or (iii) such as would not, individually or in the aggregate, have a Material Adverse Effect.

(d)           The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the required filing of the Prospectus and the Registration Statement, (ii) applicable state securities law filings, (iii) the required filings with The Nasdaq Global Market (the “Trading Market”), and (iv) in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration would  not, individually or in the aggregate, have a Material Adverse Effect (clauses (i), (ii) and (iii) collectively, the “Required Approvals”).  The Company has obtained all the Required Approvals.

(e)           The Shares are duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal, and conform to the description of Common Stock contained in the Prospectus, and there are no restrictions on the subsequent transfers of the Shares.  The Company has reserved a sufficient number of duly authorized shares of common stock to issue all of the Shares.  At the Closing, the Shares shall have been approved for quotation on the Trading Market.

(f)            The Registration Statement (including any prospectus and prospectus supplement and all information or documents incorporated by reference therein) was declared effective by the Commission on February 3, 2006.  The Registration Statement is effective on the date hereof and no order preventing or suspending the use of the Registration Statement or any Prospectus has been or is intended by the Commission to be issued by the Commission.  The term “Registration Statement” as used in this Agreement means the

Registration Statement at the time it became effective and as supplemented or amended from time to time, including all financial schedules and exhibits thereto and all documents incorporated by reference or deemed to be incorporated by reference therein.  The Registration Statement, as of the time it was declared effective, and any amendments or supplements thereto as of the effective date thereof, and any prospectus included therein complied, and the Prospectus complies, as of the applicable filing date thereof, in all material respects with the requirements of the Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), as applicable, and none of such Registration Statement nor any such Prospectus contains or, at the time of filing with the Commission contained, any untrue statement of material fact or omits or, at the time of filing with the Commission, omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The offering, sale and issuance of the Shares to the Investor are registered under the Act by the Registration Statement, and no action taken or omitted to be taken by the Company shall cause such Shares not to be freely transferable and tradable by the Investor without restriction.  The Shares are being issued as described in the Registration Statement.

(g)           The Company has not, in the twelve (12) months preceding the date hereof, received notice from the Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with the listing and maintenance requirements for continued trading of the Common Stock on the Trading Market. The issuance and sale of the Shares hereunder complies in all material respects with the rules or regulations of the Trading Market.

(h)           Since the date of the Company’s latest audited financial statements included in the SEC Reports (as defined below) and except as disclosed in the SEC Reports or the Registration Statement, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders other than scheduled dividends on the Company’s preferred stock or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer or director, except pursuant to existing Company stock option and employee plans.

(i)           The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Investor’s purchase of the Shares and has not been relied upon by the Company, its officers or directors in any way.

(j)            Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which property of the Company is the subject which, if determined adversely to the Company would, individually or in the aggregate, have a Material Adverse Effect on the financial position, shareholders’ equity or results of operations of the Company and, to the best of Company’s knowledge, no such proceedings are threatened.

(k)           The Company possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as described in the SEC Reports, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect (“Material Permits”), and the Company has not received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(l)            The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the Company’s proxy statements on Schedule 14A, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, as subsequently amended, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports, as subsequently amended, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in all material respects in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(m)          The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the “Intellectual Property Rights”) that are necessary or material for use in connection with its respective business as described in the SEC Reports and the Registration Statement and which the failure to so have would, individually or in the aggregate, have a Material Adverse Effect. The Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person, except as would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(n)           Except as set forth in SEC Reports and the Registration Statement, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000.

(o)           The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p)           The Company shall not and shall cause each Person acting on behalf of the Company not to divulge to the Investor any information that it believes to be material, nonpublic information unless the Investor has agreed in writing to receive such information prior to such divulgence; provided, that the Company or Persons acting on behalf of the Company may divulge to the Investor material, nonpublic information if such information is subsequently disclosed by the Company in the manner described in Section 5(q).

(q)           The Company shall (i) before the Trading Market opens on the next trading day after the date hereof, issue a press release, disclosing all material aspects of the transactions contemplated hereby and (ii) make such other filings and notices in the manner and time required by the Commission.  The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior, written consent, unless disclosure of the Investor’s name is required by law.

 6.           The Investor hereby makes the following representations, warranties and covenants to the Company:

(a)           The Investor is purchasing the Shares for its own account, in the ordinary course of its business and the Investor has no arrangement with any Person to participate in the distribution of the Shares.  The Investor represents that it has received the Prospectus prior to or in connection with its receipt of this Agreement.  In connection with its decision to purchase the Shares, the Investor has relied only upon the Prospectus and the documents incorporated by reference therein, and the representations and warranties of the Company contained herein.

(b)           The Investor, together with its affiliates (as that term is defined under Rule 405 of the Act), has not, prior to the date of this Agreement, sold, offered to sell, solicited offers to buy, disposed of, loaned, pledged or granted any right with respect to (collectively, a “Disposition”), the Shares purchased in the Offering.  Such prohibited sales or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Shares purchased in the offering made by the Prospectus.

(c)           The Investor shall not issue any press release or make any other public announcement relating to this Agreement unless (i) the content thereof is mutually agreed to by the Company and the Investor, or (ii) the Investor is advised by its counsel that such press release or public announcement is required by law.  The Investor will timely make all required filings and disclosures relating to the Investor’s purchase of the Shares as may be required under the Exchange Act, if any.

(d)           The Investor has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor.  This Agreement has been duly executed by the Investor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(e)           The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase or sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax or investment advisors as it, in its sole discretion, deems necessary or appropriate in connection with its purchase of the Shares.

(f)            The Investor hereby acknowledges that it is acting independently from any other investor (and has engaged separate legal counsel) in connection with the Offering, and that it is not acting as a member of a “group” (as such term is defined in Rule 13d of the Exchange Act) with any other investor in connection with the Offering.

7.             Performance of the parties’ respective obligations hereunder shall be subject to the following conditions:

(a)           The Investor’s obligation to purchase the Shares will be subject to the accuracy of the representations and warranties made by the Company in Section 5 hereof as of the Closing.

(b)           The Company’s obligation to sell and issue to the Investor the Shares will be subject to (i) the accuracy of the representations and warranties made by the Investor in Section 6 hereof as of the Closing, and (ii) the purchase by investors in the Offering, pursuant to purchase agreements in substantially the same form as this Agreement, of at least five million shares of the Company’s common stock.  In addition, the obligations of the Company hereunder are subject to no change or development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the Company’s reasonable business judgment, is a Material Adverse Effect occurring on or prior to the Closing.

8.             Subject to the provisions of this Section 8, the Company will indemnify and hold the Investor and its directors, officers, shareholders, partners, members, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur (the “Indemnified Liabilities”) as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement.  The Company shall not be liable to any Investor under this provision in respect of any Indemnified Liability if such liability arises out of any misrepresentation by the Investor in Section 6 of this Agreement or actions taken by such Investor otherwise than as explicitly set forth herein.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the Company), but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party.  The Company will not be liable to any Investor Party under this Section 8 for any settlement by an Investor

Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed.

9.             This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without giving effect to the principles of conflicts of law.

10.           This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

                IN WITNESS WHEREOF, the Investor and the Company have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.

DEPOMED, INC.

By:	By:
Name:	Name:
Title	Title:

Address:

Tax ID No:

Contact Name:
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Name in which book-entry should be made (if different):